UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to § 240.14a-12

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Filed by John Hancock Financial Services, Inc. Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934 Subject Company: John Hancock Financial Services, Inc. Commission File No.: 1-15607

Important Legal Information

This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife has filed an amended registration statement on Form F-4 on January 5, 2004 containing a definitive proxy statement/prospectus for the stockholders of John Hancock Financial Services, Inc. John Hancock Financial Services, Inc. began mailing the definitive proxy statement/prospectus and form of proxy to its stockholders on January 8, 2004. Before making any voting or investment decision, John Hancock Financial Services, Inc.’s stockholders and investors are urged to read the definitive proxy statement/prospectus regarding the merger, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement/prospectus on file with the SEC and other relevant materials are available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the definitive proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

The following was posted on the John Hancock Financial Services, Inc. internal employee website on February 13, 2004.

Q&A Reminder for JHF Shareholders

(Feb. 13) Starting this week, most JHF shareholders with 500 or more shares who have not yet voted on the proposed merger of John Hancock and Manulife Financial will receive a “Q&A” reminder brochure on the importance of voting on the merger.

Shareholders of record as of the close of business on Jan. 2, 2004 are eligible to vote. Voting can be done by phone, through the Internet, by filling out and returning the proxy card enclosed with the mailing or by attending a special shareholder meeting in Washington, D.C.

The voting process began during the week of January 5, 2004. All proxy votes by phone or Internet must be received by 11:59 p.m. on February 23, 2004 with the final vote count being tabulated and announced at a special shareholder meeting on February 24, 2004.

JHF stock options do not have voting rights. Shares issued upon exercise of stock options after Jan. 2, 2004 also will not have voting rights at the special meeting with respect to the merger.

Special Mailing/Voting Procedures for JH Associates

As with the previous two mailings to shareholders, John Hancock employees who own JHF stock through a UBS PaineWebber account will receive their mailing directly from UBS PaineWebber. While it will contain the identical Q&A brochure, instead of a proxy card, it will contain a “Voting Instruction Form” listing a special UBS PaineWebber telephone voting line, the website for voting via the Internet, a means to vote by mail and a phone number for more information.

Shares of JHF stock held in The Investment-Incentive Plan for John Hancock Employees (TIP), the John Hancock Savings and Investment Plan (SIP) and the Investment-Incentive Plan for the Employees of John Hancock Funds Companies are held of record and are voted by the trustees of those 401(k) plans. Plan participants may direct the trustees as to how to vote the shares of JHF stock allocated to their accounts. Instructions were sent in an email that also included an electronic link to the proxy statement/prospectus as well as phone numbers to call for information. If you accidentally deleted your email without voting or wish to change your vote, please contact Brian Tucker or Lynn Leahy to obtain your control number.

Employees whose only JHF shares are in the 401(k) plan, shareholders who have elected to receive proxy and voting material electronically, and shareholders who have already voted will not receive the Q&A brochure

All shareholders are urged to read the proxy statement/prospectus and proxy material carefully – and in their entirety – and then exercise their right to vote. Abstentions or shares not voted are counted as votes “against” the merger.

In addition, stockholders who own stocks in more than one form (e.g., UBS PaineWebber, TIP and restricted) will receive multiple proxy packages, and it is important to follow the instructions for each so that all your shares are voted.

To access the proxy statement/prospectus or the Q&A brochure, click below:

Proxy statement/prospectus

Q&A brochure